Exhibit 99.906CERT
Certification Pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code As Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Certified Shareholder Report of Principal Investors Fund, Inc. (the “Registrant”) on Form N-CSR (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of their knowledge:
1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By	/s/ Ralph C. Eucher

Ralph C. Eucher, President and CEO

Date	12/21/2007

By	/s/ Michael J. Beer

Michael J. Beer, Executive Vice President and Chief Financial Officer

Date	12/21/2007

This certification is being furnished to the Commission solely pursuant to
18 U.S.C. Section 1350 and is not being filed
as part of the Form N-CSR filed with the Commission.